Exhibit 3.31

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “ATHENS SURGERY CENTER PARTNER, LLC”, FILED IN THIS OFFICE ON THE FIRST DAY OF MAY, A.D. 2012, AT 2:39 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5147911 8100	Jeffrey W. Bullock, Secretary of State

120495209	AUTHENTICATION: 9544661

You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 05-02-12

State of Delaware Secretary of State Division of Corporations Delivered 02:44 PM 05/01/2012 FILED 02:39 PM 05/01/2012 SRV 120495209 – 5147911 FILE

CERTIFICATE OF FORMATION

OF

ATHENS SURGERY CENTER PARTNER, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is Athens Surgery Center Partner, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 1st day of May 2012.

/s/ Christy S. Green
Christy S. Green
Authorized Person